News Release

For Immediate Release

GenCorp Announces $125 Million Private Offering of Convertible Subordinated Debentures

SACRAMENTO, Calif. - December 14, 2009 - GenCorp Inc. (NYSE: GY) announced today that it intends to offer, subject to market and other conditions, up to $125 million aggregate principal amount of convertible subordinated debentures, in a private placement to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), for the purpose of refinancing certain of its outstanding indebtedness.  GenCorp expects to grant the initial purchasers an option to purchase up to an additional $18.75 million aggregate principal amount of the debentures solely to cover over-allotments, if any.

The debentures will bear interest, and will be convertible into shares of GenCorp common stock, at a rate and price to be determined.  Interest will be payable semi-annually on June 30 and December 31, and the debentures will mature on December 31, 2039.  The debentures will be general unsecured subordinated obligations of GenCorp. Holders of the debentures may require the Company to repurchase the debentures upon certain fundamental changes or on December 31, 2014, 2019, 2024, 2029 and 2034 at a repurchase price equal to 100% of the principal amount plus accrued and unpaid interest to, but excluding, the repurchase date.  GenCorp will have the option to redeem all or any portion of the debentures at any time, if certain conditions (including a 150% trading price condition) are met, at a redemption price equal to 100% of the principal amount plus accrued and unpaid interest to, but excluding, the redemption date, plus (if such redemption occurs prior to December 31, 2014) a make-whole premium.

GenCorp will generally have the ability to pay interest payments, any optional repurchase price, or any make-whole premium payable under the debentures by delivering cash, shares of common stock or a combination of cash and shares of common stock, subject to certain conditions.

The debentures and the shares of GenCorp’s common stock issuable upon conversion of the debentures have not been registered under the Securities Act, or any state securities laws, and unless so registered, may not be offered or sold except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and applicable state securities laws.  This press release does not constitute an offer to sell or the solicitation of an offer to buy any security and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offering would be unlawful.

Forward-Looking Statements

Certain information contained in this release may be considered “forward-looking statements” as defined by Section 27A of the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended.  GenCorp makes these statements in reliance on the safe harbor provisions provided under the Private Securities Litigation Reform Act of 1995.  All statements in this release other than historical information may be deemed forward-looking statements.  These statements present (without limitation) the expectations, beliefs, plans and objectives of management and future financial performance and assumptions underlying, or judgments concerning, the matters discussed in the statements. The words “believe,” “estimate,” “anticipate,” “project,” “may,” “should,” “will,” “could” and “expect,” and similar expressions, are intended to identify forward-looking statements.  Forward-looking statements involve certain risks, estimates, assumptions and uncertainties, including with respect to future sales and activity levels, cash flows, contract performance, the outcome of litigation and contingencies, environmental remediation and anticipated costs of capital.  A variety of factors could cause actual results or outcomes to differ materially from those expected and expressed in our forward-looking statements.  These factors, risks and uncertainties that could cause actual results or outcomes to differ from those expressed in the forward-looking statements include but are not limited to those described in the “Risk Factors” section of each Annual Report on Form 10-K and in any quarterly report on Form 10-Q filed with the Securities and Exchange Commission.

About GenCorp

GenCorp is a leading technology-based manufacturer of aerospace and defense products and systems with a real estate segment that includes activities related to the entitlement, sale and leasing of the Company’s excess real estate assets.  Additional information about the Company can be obtained by visiting the Company’s web site at http://www.GenCorp.com.

Contact information:

Investors: Kathleen E. Redd, Vice President, Chief Financial Officer and Secretary 916.355.2361
Media: Linda Cutler, Vice President, Corporate Communications 916.351.8650

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